Exhibit 10.8

SUMMARY OF DR. BEKKER-BAETA CORP. VERBAL CONTRACT

On August 17, 2007, inception, Dr. Bekker entered into a verbal consulting contract with BAETA Corp. that covered the period of August 17, 2007 through December 31, 2008. Pursuant to the terms of that verbal Agreement, Dr. Bekker was responsible for introducing Company product to colleagues and industry professionals, as well as for development and modification of content for healthcare providers relating to the Company’s products. For his services rendered for the initial month of service, Dr. Bekker received 5,000 shares of common stock, which are being registered in the Company’s registration statement on Form S-1.

For his services rendered for the remainder of his consulting contract with the Company, from the period of September 15, 2007 through December 31, 2008, and for his role as Member of the BAETA Corp. Scientific Advisory Board, Dr. Bekker received a stock option grant to purchase 50,000 shares of BAETA Common Stock at $0.50 per share, pursuant to the Company’s 2009 Stock Option Plan.

Going forward, BAETA Corp. will rely on Dr. Bekker to a great extent as Dr. Bekker is a Member of the Company’s Scientific Advisory Board. The purpose of the BAETA Corp. Scientific Advisory Board (“SAB”) is to identify areas of use for BAETA products, such as MyPainAway, within the Healthcare system and to establish and document the initial MyPainAway experiences in acute pain patients, chronic pain patients, and the palliative care patients. Additionally, based on the initial data, the SAB will develop and guide the validation strategy for MyPainAway and Hospital-based Pain Monitoring System through identification of research endpoints for clinical trials and through advising the Company on the study design and implementation.

Since March 2009, the members of the SAB have completed the pertinent literature review and identified studies supporting electronic data acquisition in the field of Pain Management. Currently, all members of the SAB are using MyPainAway Pain Tracking System in their clinical practice. Communication between the SAB members and the Company occurs via group email, individual debriefings, and quarterly meetings.